UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2009

ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 21, 2009, at a regularly scheduled meeting, the Compensation Committee of the Board of Directors of ZipRealty, Inc. (the “Company”) increased the annual base salary of J. Patrick Lashinsky, President and Chief Executive Officer of the Company, from $350,000 (which was set in June 2007 in connection with his appointment as CEO) to $400,000, effective June 1, 2009, in connection with the Compensation Committee’s completion of its annual evaluation of Mr. Lashinsky’s performance. The Compensation Committee also determined that Mr. Lashinsky’s future incentive compensation, if earned, under the Company’s Management Incentive Plan – Fiscal Year 2009 will be calculated with an assumed base salary of $350,000 for the six-month performance period ending June 30, 2009 and $375,000 for the full-year performance period ending December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: May 28, 2009	By:	/s/ Larry S. Bercovich
Larry S. Bercovich
Vice President, General Counsel and Secretary